Exhibit 5.1

mwe.com

July 15, 2022

Save Foods, Inc.

HaPardes 134 (Meshek Sander)

Neve Yarak, Israel, 4994500

Re: Save Foods, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Save Foods, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act by the Company of up to a total of $100,000,000 of securities consisting of (i) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) warrants (the “Warrants”) to purchase Common Stock, and (iii) units composed of the foregoing (“Units”) (collectively, the “Securities”). The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as will be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinion expressed below, we have assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), the Company’s Amended and Restated By-laws, as amended (the “By-laws”), (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Act, (iii) a Prospectus Supplement will have been filed with the SEC describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the Company will remain duly organized, validly existing and in good standing under applicable state law, and (vii) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary to provide for the issuance of the shares of Common Stock pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement.

In rendering our opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. We have also assumed that the laws of the State of New York will be chosen to govern any Warrant Agreement and Unit Agreement and that such choice is a valid and legal provision.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. With respect to shares of Common Stock, when (a) the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by Board Action in conformity with the Company’s Certificate and Bylaws; (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (c) to the extent such shares of Common Stock are to be issued upon the conversion, exchange or exercise of any Warrants, when such shares have been duly issued and delivered as contemplated by the terms of the applicable Warrant Agreement relating to such Warrants, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to Warrants, when (a) the issuance and the terms of the sale of the Warrants have been duly authorized by Board Action; (b) the terms of the Warrants and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Warrants and the applicable Warrant Agreement relating to the Warrants, if any, have been duly executed and countersigned and the Warrants have been issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Warrants as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company.

3. With respect to Units, when (a) the issuance and the terms of the sale of the Units have been duly authorized by Board Action; (b) the terms of the Units and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property; (c) the Unit Agreement and the Units, if any, have been duly executed and countersigned and the Units have been issued and sold in accordance with the applicable Unit Agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement; and (d) the Company has received the applicable consideration for the Units as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any certificate of designation relating to any series of the Warrant Agreement, Unit Agreement or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion.

We express no opinion as to the applicability of, compliance with or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent relevant to the opinions expressed herein, the laws of the State of New York.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm therein and in the Prospectus and in any Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

Very truly yours,

/s/ McDermott Will & Emery LLP